VALENCE TECHNOLOGY, INC.



July 1, 2005

Mr. Carl E. Berg
Berg & Berg Enterprises, LLC
10050 Bandley Dr.
Cupertino, CA 95014

Re:  Amendment to Loan Agreements

Dear Mr. Berg:

     Valence Technology, Inc. (the "Borrower") and Berg & Berg Enterprises, LLC, are currently parties to two loan agreements: (a) the Loan Agreement dated July 17, 1990, as amended (the "Original Amended Loan Agreement) and (b) the Loan Agreement dated October 5, 2001 (the "New Loan Agreement")(collectively the "Loan Agreements" or "Loans"), the maturity dates of the Loan Agreements having been extended from September 30, 2005 to September 30, 2006.

     This letter shall serve as Amendment No. 11 to the Original Amended Loan Agreement and as Amendment No. 3 to the New Loan Agreement.

     The principal amount of the loan in the Loan Agreements can be extended by the amount of two million five hundred thousand dollars ($2,500,000) at the request of Borrower following the date hereof. Such amount can be repaid by Borrower plus 5% interest, if repaid within one (1) month from the date on which the amount is loaned to Borrower.

     Kindly indicate your acceptance of the amendment described above by signing and returning the enclosed copy of this letter.

                                                     Sincerely,

                                                     VALENCE TECHNOLOGY, INC.



                                                     /s/ Kevin W. Mischnick
                                                     ---------------------------
                                                     Kevin W. Mischnick
                                                     VP of Finance

ACCEPTED AND AGREED:

BERG & BERG ENTERPRISES, LLC

Carl E. Berg
----------------------------------
Carl E. Berg, Managing Member